TBPE REGISTERED ENGINEERING FIRM F-1580
1100 LOUISIANA SUITE 3800	HOUSTON, TEXAS 77002-5218	TELEPHONE (713) 651-9191

Exhibit 23.5

CONSENT OF RYDER SCOTT COMPANY, L.P.

As independent oil and gas consultants, Ryder Scott Company, L.P. hereby consents to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-84258, 33-89282, 33-88196, 333-07255, 333-27525, 333-30324, 333-30478, 333-52668, 333-67734, 333-67740, 333-109162, 333-118312, 333-126191, 333-135949, 333-143990, 333-151762, 333-157504 and 333-160350) and Form S-3 (File No. 333-155754) of Chesapeake Energy Corporation of all references to our firm and information from our reserves report dated February 24, 2010, entitled “Chesapeake Energy Corporation Estimated Future Reserves and Income Attributable to Certain Leasehold and Royalty Interests SEC Case of December 31, 2009”, included in or made a part of the Chesapeake Energy Corporation Annual Report on Form 10-K for the year ended December 31, 2009 to be filed with the Securities and Exchange Commission on or about March 1, 2010, and our summary report attached as Exhibit 99.4 to such Annual Report on Form 10-K.

/s/ Ryder Scott Company, L.P.

RYDER SCOTT COMPANY, L.P. TBPE Firm Registration No. F-1580

Houston, Texas

February 26, 2010

1200, 530 8TH AVENUE, S.W.	CALGARY, ALBERTA T2P 3S8	TEL (403) 262-2799	FAX (403) 262-2790
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